EXHIBIT 10.12

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 6, 2005, among  Foundation Mining, LP, a Delaware limited partnership (the “New Guarantor”), a subsidiary of Foundation Coal Corporation, a Delaware corporation (“Holdings”), Foundation PA Coal Company, LLC, a Delaware limited liability company (fka Foundation PA Coal Company, a Delaware corporation) (the “Company”) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of July 30, 2004 providing for the issuance of 7 ¼% Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s  Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the

Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             DEFINED TERMS.  Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, manager, officer, employee, incorporator, stockholder or member of Holdings, any parent entity of Holdings or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.             NOTICES.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.             GOVERNING LAW.  THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             TRUSTEE MAKES NO REPRESENTATION.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The statements and recitals herein are deemed to be those of the New Guarantor and the Company and not of the Trustee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:  September 6, 2005

FOUNDATION MINING, LP
By:	Pennsylvania Services Corporation,
General Partner

By:	/s/ Frank J. Wood
Name:	Frank J. Wood
Title:	Vice President

FOUNDATION PA COAL COMPANY, LLC

By:	/s/ James L. Anderson, Jr.
Name:	James L. Anderson, Jr.
Title:	Vice President

THE BANK OF NEW YORK
as Trustee

By:	/s/ Dorothy Miller
Name:	Dorothy Miller
Title:	Authorized Signatory